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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Oakley Interplanetary 401(k) Plan, of our report, dated February 13, 1996, on the consolidated financial statements of Oakley, Inc. appearing in the Annual Report on Form 10-K of Oakley, Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Costa Mesa, California
June 28, 1996